EXHIBIT 23(A)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporate by reference in this Registration Statement of Optical Coating Laboratory, Inc. on Form S-8 of our report dated December 18, 1995, appearing in the Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1995.





/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Francisco, California
September 27, 1996





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